{N0119911 } Exhibit 99.4 FORM OF LETTER FORM OF LETTER TO NOMINEE HOLDERS WHOSE CLIENTS ARE BENEFICIAL HOLDERS DLH HOLDINGS CORP. Subscription Rights to Purchase Shares of Common Stock Offered Pursuant to Subscription Rights Distributed to Stockholders of DLH Holdings Corp. , 2016 To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees: This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (the "Rights Offering") by DLH Holdings Corp. ("DLH") of shares of DLH common stock, par value $0.001 per share (the "Common Stock"), pursuant to non-transferable subscription rights (the "Rights") distributed to all holders of record of shares of Common Stock at 5:00 p.m., New York City time, on _____________, 2016 (the "Record Date"). The Rights and Common Stock are described in the accompanying offering prospectus covering the Rights and the shares of Common Stock issuable upon their exercise dated _____________, 2016 (the "Prospectus"). In the Rights Offering, DLH is offering an aggregate of _______________ shares of Common Stock, as described in the Prospectus. The Rights will expire, if not exercised prior to 5:00 p.m., New York City time, on ___________, 2016, unless extended (the "Expiration Time") by the board of directors in its sole discretion. As described in the Prospectus, each beneficial owner of shares of Common Stock registered in your name or the name of your nominee is entitled to receive one Right for each share of Common Stock owned of record as of 5:00 p.m., New York City time, on the Record Date. Each Right allows the holder thereof to subscribe for ____ shares of Common Stock (the "Basic Subscription Right") at the cash price of $______ per whole share (the "Subscription Price"). Accordingly, you will need to exercise ______ Rights to purchase one whole share of Common Stock at the subscription price of $____ per whole share. For example, if a Rights holder owned 100 shares of Common Stock as of 5:00 p.m., New York City time on the Record Date, it would receive 100 Rights and would have the right to purchase _______ shares of Common Stock at the Subscription Price. If a Rights holder purchases all of the shares of common stock available to it pursuant to its Basic Subscription Right, it may also exercise an over-subscription right (the "Over-Subscription Privilege") to purchase shares of Common Stock that are not purchased by stockholders through the exercise of their Basic Subscription Rights (such shares, determined taking into account the limitation described in the remainder of this sentence, the "Unsubscribed Shares"), subject to availability and allocation; provided, however, that aggregate purchase price of all shares of Common Stock purchased in this Rights Offering pursuant to the exercise of Basic Subscription Rights and the Over-Subscription Privilege may not exceed $2,650,000. Further, DLH has implemented a limitation upon the subscription rights in the Over-Subscription Privilege which may be exercised by the subscribers in the Rights Offering. As a condition to the Rights Offering, and by signing the Election To Purchase, the Rights holder

{N0119911 } 2 understands and agrees that: (i) it shall not have the right to purchase in the Over-Subscription Privilege more than a number of shares in excess of the number of shares of Common Stock beneficially owned by such Rights holder as of the Record Date and (ii) DLH shall have the right to instruct the Subscription Agent to reduce the amount of any over-subscription exercise in excess of the limitation set forth above. If sufficient shares are available for offer pursuant to the Rights Offering, DLH will seek to honor the oversubscription requests in full subject to the limitations described above. If, however, over-subscription requests exceed the number of shares available, we will allocate the available shares pro rata among the Rights holders exercising their Over-Subscription Privilege in proportion to the number of shares of Common Stock each Rights holder subscribed for under the Basic Subscription Right. If this pro rata allocation results in any Rights holder receiving a greater number of shares of Common Stock than such Rights holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such Rights holder will be allocated only that number of shares for which such Rights holder over-subscribed and the remaining shares will be allocated among the other Rights holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until either all available shares, or all shares validly requested pursuant to the Over-Subscription Privilege, have been allocated. Each Rights holder will be required to submit payment in full for all the shares it wishes to buy with its Basic Subscription Right and pursuant to the Over-Subscription Privilege. Because DLH will not know the total number of Unsubscribed Shares prior to the Expiration Time, if a Rights holder wishes to maximize the number of shares it may purchase pursuant to the Rights holder's Over-Subscription Privilege, the Rights holder will need to deliver payment in an amount equal to the aggregate Subscription Price for the number of shares of Common Stock such holder would like to purchase under its Basic Subscription Right and its Over-Subscription Privilege, such number of shares to be determined by the Rights holder based on the assumption that no stockholders other than such holder purchases any shares of Common Stock pursuant to their Basic Subscription Right and Over-Subscription Privilege. Fractional Rights remaining after aggregating all of the Rights distributed to you will be rounded down to the nearest whole number to ensure that DLH offers no more than ________________ shares of Common Stock in the Rights Offering. Any excess subscription payments received by Continental Stock Transfer and Trust Company (the “Subscription Agent”) will be returned, without interest, as soon as practicable. DLH can provide no assurances that each Rights holder will actually be entitled to purchase the number of shares of Common Stock such Rights holder requests upon the exercise of its Over-Subscription Privilege. DLH will not be able to satisfy a Rights holder’s exercise of the Over-Subscription Privilege if the Rights Offering is subscribed in full, and DLH will only honor the exercise of an Over-Subscription Privilege to the extent sufficient Unsubscribed Shares are available, subject to the limitations set forth above. To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to a Rights holder pursuant to the Over-Subscription Privilege is less than the amount such Rights holder actually paid in connection with the exercise of the Over-Subscription Privilege, such Rights holder will be allocated only the number of Unsubscribed Shares available to it, and any excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable. If a Rights holder properly exercises its Over-Subscription Privilege for an aggregate amount of shares that is less than or equal to the number of Unsubscribed Shares, such Rights holder will be allocated the number of Unsubscribed Shares for which such Rights holder actually paid in connection with the Over-Subscription Privilege. See “The Rights Offering—Over- Subscription Privilege.” The Rights are non-transferable during the course of the Rights Offering. DLH is asking persons who hold shares of Common Stock beneficially and who have received the Rights distributable with respect to those shares through a broker, dealer, commercial bank, trust company or other nominee, as well as persons who hold certificates of Common Stock directly and prefer to have such institutions effect transactions relating to the Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them.

{N0119911 } 3 All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the Subscription Agent, incurred in connection with the exercise of the Rights will be for the account of the holder of the Rights, and none of such commissions, fees or expenses will be paid by DLH or the Subscription Agent. Enclosed are copies of the following documents: 1. The Prospectus; 2. Instructions as to the Use of DLH Holdings Corp. Non-Transferable Rights Certificates; 3. A form of letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee (including a Beneficial Owner Election Form), with an attached form of instruction; 4. Nominee Holder Certification; 5. Notice of Tax Information; and 6. A return envelope addressed to Continental Stock Transfer and Trust Company, the Subscription Agent. Your prompt action is requested. To exercise the Rights, you should deliver the properly completed and signed Nominee Holder Certification, with payment of the Subscription Price in full for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right, to the Subscription Agent, as indicated in the Prospectus. The Subscription Agent must receive the Nominee Holder Certification with payment of the Subscription Price, including final clearance of any checks, prior to the Expiration Time. A Rights holder cannot revoke the exercise of its Rights. Rights not exercised prior to the Expiration Time will expire. Additional copies of the enclosed materials may be obtained from Continental Stock Transfer & Trust Co., Information Agent. The Information Agent’s telephone number is (917) 262-2378. Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent. Very truly yours, DLH Holdings Corp. NOTHING IN THE PROSPECTUS OR IN THE ENCLOSED DOCUMJNTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF DLH HOLDINGS CORP., THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE RIGHTS OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.